PURCHASE AGREEMENT

The Upchurch Lease located in

CLINTON COUNTY, KENTUCKY

Total Lease Acreage: 75 +/- acres

THIS Purchase Agreement is made and entered into on this 27th day of June 2019, by and between the undersigned, TIGER OIL and ENERGY, INC, a Nevada corporation, whose address is 7230 Indian Creek LN, Suite 201, Las Vegas, NV 89149 hereinafter referred to as “BUYER,” and OMR Drilling and Acquisition, LLC, a Kentucky corporation, whose address is 5405 S. Highway 127, Albany, Kentucky 42602, hereinafter referred to as “OMR DRILLING.”

WITNESSETH

WHEREAS, OMR DRILLING owns a certain Oil and Gas Lease (the “Lease”) with one fully operational oil well in and to lands situated in the county and state noted hereinabove in an area known to the parties hereto by the project name noted hereinabove; and,

WHEREAS, BUYER desires to purchase 100% Working Interest / 87.5%Net Revenue Interest in said lease and the one existing oil well.

NOW, THEREFORE, in consideration of the premises, the parties hereto do hereby agree and stipulate as follows, to-wit:

1.	BUYER agrees to pay to OMR DRILLING the total amount of $20,000 to purchase 100% Working Interest / 87.5% Net Revenue Interest in said lease and the one existing oil well.

2.	BUYER agrees to pay the $20,000 USD purchase price via bank wire.

3.	OMR DRILLING covenants to keep the location(s) free and clear of liens and encumbrances arising out of operations, and to provide reasonable amounts of insurance as required by the State of Kentucky. OMR DRILLING shall be liable to BUYER only for gross negligence or intentional acts which might prove to be the proximate cause of any loss to BUYER. Any loss which may be caused by an act of God (force majeure) or caused by any force or reason beyond the control of OMR DRILLING shall not create any liability upon either party beyond its, proportionate share of any location or wells ownership. In the event of such loss, both parties agree to pay their proportionate share of liability from the proceeds of oil and/or gas sales from the subject wells(s) to settle claims, or losses, as a result of the operation of the properties. Each of the parties shall always have the right and privilege of receiving in kind, or separately disposing of, or transferring ownership of its’ share of oil and/or gas production. Any extra expenses incurred by reason of separate disposition, or taking in kind, or its’ share of production, by either party privileges and obligations of this contract shall be assumed by any Third Party receiving BUYER’s working interest through assignment or transfer.

4.      BUYER does hereby constitute and appoint OMR DRILLING as its agent, attorney in fact, to negotiate and contract for the sale of oil and/or gas, and to receive and disburse proceeds of sale.

5.      BUYER shall have access to the Lease and Wells at all reasonable times for the purpose of inspection and observation.

6.      BUYER agrees to pay to OMR DRILLING all of its proportionate share of the operation and maintenance charges associated with the pumping and normal operation of said wells in the amount of $50 per month for electricity and $100.00 per month, per well for 100% of the working interest, subject to annual change.

1

7.	In the event that OMR DRILLING or their appointee is unable to perform their assigned duties as operator, BUYER has the right to continue with another operator.

8.      BUYER agrees and accepts the conditions of this Agreement and further acknowledges that the oil and gas business is inherently risky and that all or part of any investment on this project may be lost. With this in mind, OMR DRILLING makes no representation or guarantee regarding any amount of possible oil or gas production or the numerous risks in connection with an investment in this project. BUYER further states that it can withstand the total loss of investment without causing a change in lifestyle.

9.      This Agreement embodies the entire agreement between the parties hereto, and supersedes any and all prior negotiations or agreements in regard thereto. No alteration or extensions of this Agreement shall be binding unless in writing and signed by the parties hereto.

10.	The parties hereto acknowledge that they have read the above and foregoing Agreement thoroughly, that there has been adequate opportunity to consult legal counsel concerning this Agreement and that they have executed the same freely and voluntarily on the date hereof.

2

IN WITNESS WHEREOF, this Agreement has been agreed to and signed by each of the parties hereto, as of the day first written above.

Tiger Oil and Energy, INC.

BY: /s/ Howard Bouch
HOWARD BOUCH
AUTHORIZED REPRESENTATIVE

OMR Drilling and Acquisition, LLC

BY: /s/ Nicholas Upchurch
NICHOLAS A. UPCHURCH
MANAGING MEMBER

3